EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Ambassadors Group, Inc.
Spokane, Washington

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated March 11, 2013 relating to the consolidated financial statements and the effectiveness of Ambassadors Group, Inc.’s internal control over financial reporting appearing the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

BDO USA, LLP
Spokane, Washington
June 21, 2013